As filed with the Securities and Exchange Commission on July 15, 2010
Registration No. 333-157952

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ACI WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0772104
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

120 Broadway, Suite 3350
New York, New York 10271
Tel.: (646) 348-6700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dennis P. Byrnes, Esq.
Senior Vice President and General Counsel
120 Broadway, Suite 3350
New York, New York 10271
Tel.: (646) 348-6700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:
Robert A. Profusek, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
Tel.: (212) 326-3939

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered	Per Share (2)	Offering Price (2)	Fee (3)
Common Stock, par value $0.005 per share (1)	2,854,070	$19.215	$54,840,955	$3,910.16

(1)	The shares are issuable upon the exercise of warrants held by certain selling stockholders named in the prospectus contained herein and any supplements thereto. The registrant is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction. No additional securities are being registered under this Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2009 (Registration No. 333-157952).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s common stock on July 12, 2010 on the Nasdaq Global Select National Market.

(3)	The registrant paid registration fees in the amount of $1,970.74 in connection with the filing of the original Form S-3 Registration Statement filed with the SEC on March 13, 2009 (Registration No. 333-157952). The registration fee has been recalculated pursuant to Rule 457(c) under the Securities Act based on the increased registration fee rates implemented by the SEC since March 13, 2009.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 15, 2010
PRELIMINARY PROSPECTUS
2,854,070 Shares
ACI Worldwide, Inc.
Common Stock

International Business Machines Corporation (“IBM”) and its permitted successors and assigns, which we collectively refer to as selling stockholders, may offer from time to time all of the shares of common stock described in this prospectus. The shares are issuable upon the exercise of warrants issued to the selling stockholders (the “warrant shares”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the warrant shares by the selling stockholders.
The selling stockholders may sell the warrant shares described in this prospectus from time to time in a number of different ways and at varying prices determined at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their warrant shares in the section entitled “Plan of Distribution” on page 9. We will bear the costs of the registration of the warrant shares but we will not be paying any underwriting discounts or commissions in this offering.
Our common stock is listed on the Nasdaq Global Select National Market under the symbol “ACIW.” The closing market price of our common stock on July 14, 2010 was $19.23 per share.

     An investment in our common stock involves a high degree of risk. Before investing in our common stock, we recommend that you carefully read this entire prospectus, including the “Risk Factors” included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement hereto. We have not authorized, and the selling stockholders may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling stockholders using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may from time to time until the registration statement is withdrawn from registration by us, sell the shares of our common stock being offered pursuant to this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities that the selling stockholders may offer. To the extent required, the number of shares of our common stock to be sold, the purchase price, the public offering price, the names of any agent or dealer and any applicable commission or discount with respect to a particular offering by any selling stockholder may be set forth in an accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described in the section entitled “Where You Can Find More Information.”
     To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by another method as may then be permitted under applicable law, rules or regulations.
     You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling stockholders may not authorize anyone to provide you with different information. We are not, and the selling stockholders are not, making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.
     As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “ACI,” “we,” “us,” “our,” and similar references are to ACI Worldwide, Inc. a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, before making an investment decision.
ACI WORLDWIDE, INC.
     We develop, market, install and support a broad line of software products and services primarily focused on facilitating electronic payments. In addition to our own products, we distribute, or act as a sales agent for, software developed by third parties. Our products are sold and supported through distribution networks covering three geographic regions – the Americas, Europe/Middle East/Africa and Asia/Pacific. Each distribution network has its own sales force and supplements its sales force with independent reseller and/or distributor networks. Our products and services are used principally by financial institutions, retailers and electronic payment processors, both in domestic and international markets. Accordingly, our business and operating results are influenced by trends such as information technology spending levels, economic changes in the financial markets, the growth rate of the electronic payments industry, mandated regulatory changes, and changes in the number and type of customers in the financial services industry. Our products are marketed under the ACI Worldwide brand.
     The electronic payments market is comprised of financial institutions, retailers, third-party electronic payment processors, payment associations, switch interchanges and a wide range of transaction-generating endpoints, including automated teller machines, retail merchant locations, bank branches, mobile phones, corporations and Internet commerce sites. The authentication, authorization, switching, settlement and reconciliation of electronic payments is a complex activity due to the large number of locations and variety of sources from which transactions can be generated, the large number of participants in the market, high transaction volumes, geographically dispersed networks, differing types of authorization, and varied reporting requirements. These activities are typically performed online and are often conducted 24 hours a day, seven days a week.
     We derive a majority of our revenues from non-domestic operations and believe our greatest opportunities for growth exist largely in international markets. Refining our global infrastructure is a critical component of driving our growth. We have launched a globalization strategy which includes elements intended to streamline our supply chain and provide low-cost centers of expertise to support a growing international customer base. In fiscal 2006, we established a new subsidiary in Ireland to serve as the focal point for certain international product development and commercialization efforts. This subsidiary manages certain of our intellectual property rights. Since 2006, we have been growing low-cost centers of expertise in Timisoara in Romania and in Bangalore in India. During 2009, we have continued our efforts to try and take a direct selling and support strategy in certain countries where historically we have used third-party distributors to represent our products, in an effort to develop closer relationships with our customers and develop a stronger overall position in those countries.
     To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”

THE OFFERING
     On December 16, 2007, we entered into an Alliance Agreement (“Alliance”) with International Business Machines Corporation (“IBM”) relating to joint marketing and optimization of our electronic payments application software and IBM’s middleware and hardware platforms, tools and services. On March 17, 2008, ACI and IBM entered into Amendment No. 1 to the Alliance (“Amendment No. 1” and included hereafter in all references to the “Alliance”), which changed the timing of certain payments to be made by IBM. Under the terms of the Alliance, each party will retain ownership of its respective intellectual property and will independently determine product offering pricing to customers. The stated initial term of the Alliance is five years, subject to extension for successive two-year terms if not previously terminated by either party and subject to earlier termination for cause.
     In connection with the formation of the Alliance, we granted warrants to IBM to purchase up to 1,427,035 shares of our common stock at a price of $27.50 per share and up to 1,427,035 shares of our common stock at a price of $33.00 per share. The warrants are exercisable for five years. We have filed the registration statement of which this prospectus forms a part pursuant to the registration rights we granted to IBM. The following is a summary of this offering.

Issuer	ACI Worldwide, Inc.

Selling stockholders	International Business Machines Corporation and its permitted successors and assigns.

Securities offered by selling stockholders	2,854,070 shares of our common stock that are issuable upon the exercise of the warrants (the “warrant shares”).

Use of proceeds	We will not receive any proceeds from sales of the warrant shares sold from time to time under this prospectus by the selling stockholders. Upon any exercise of the warrants, however, we will receive the exercise price of the warrants, which will be used for general corporate purposes.

Trading of Warrants	The common stock underlying the warrants is being registered for resale hereunder. Currently, there is no public market for the warrants, and we do not expect that any such market will develop. The warrants will not be listed on any securities exchange or included in any automated quotation system.

Risk Factors	Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Nasdaq Global Select National Market symbol	“ACIW”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as “management anticipates,” “we believe,” “we anticipate,” “we expect,” “we plan,” “we will,” “we are well positioned,” and words and phrases of similar impact, and include, but are not limited to, statements regarding future operations, business strategy, business environment and key trends, as well as statements related to our organizational restructuring activities. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.
     You should understand that the risks, uncertainties, factors and assumptions listed and discussed in this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:

•	risks related to the global financial crisis;

•	restrictions and other financial covenants in our credit facility;

•	volatility and disruption of the capital and credit markets;

•	our restructuring efforts;

•	the restatement of our financial statements;

•	consolidation in the financial services industry;

•	changes in the financial services industry;

•	the accuracy of backlog estimates;

•	the cyclical nature of our revenue and earnings;

•	exposure to unknown tax liabilities;

•	volatility in our stock price;

•	risks from operating internationally, including fluctuations in currency exchange rates;

•	increased competition;

•	our offshore software development activities;

•	the performance of our strategic product, BASE24-eps;

•	the maturity of certain products;

•	our strategy to migrate customers to our next generation products;

•	ratable or deferred recognition of certain revenue associated with customer migrations and the maturity of certain of our products;

•	demand for our products;

•	failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms;

•	delay or cancellation of customer projects or inaccurate project completion estimates;

•	business interruptions or failure of our information technology and communication systems;

•	our alliance with IBM;

•	our outsourcing agreement with IBM;

•	the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses;

•	compliance of our products with applicable governmental regulations and industry standards;

•	our compliance with privacy regulations;

•	the protection of our intellectual property in intellectual property litigation;

•	future acquisitions and investments; and

•	litigation.

USE OF PROCEEDS
     We are registering the warrant shares pursuant to the registration rights granted to the selling stockholders in connection with the December 16, 2007 grant of two warrants representing the right to purchase an aggregate of 2,854,070 shares of common stock. We are not selling any securities under this prospectus and will not receive any proceeds from sales of the warrant shares sold from time to time under this prospectus by the selling stockholders.
     There are two warrants that are the subject of this prospectus. Each warrant is exercisable for up to 1,427,035 shares of common stock. One warrant is exercisable at the initial exercise price of $33.00 per share, and the other warrant is exercisable at the initial exercise price of $27.50 per share, with each such exercise price subject to adjustment upon certain events. Both warrants were exercisable upon issuance on December 16, 2007 and will expire at the close of business on December 16, 2012. Upon any exercise of the warrants, the selling stockholders would pay us the exercise price of the warrants, which would be used for general corporate purposes.
     We have agreed to pay all expenses relating to registering the warrant shares referenced in this prospectus. The selling stockholders will pay any underwriting discounts and selling commissions incurred for the sale of such warrant shares.

SELLING STOCKHOLDERS
     We initially issued warrants for the shares of common stock offered by this prospectus to IBM and its permitted successors and assigns(collectively, the “selling stockholders”) on December 16, 2007 in connection with the Alliance. We are registering the warrant shares pursuant to registration rights granted in connection with the initial grant of the warrants. IBM’s principal executive offices are located at 1 New Orchard Road, Armonk, New York 10504.
     We are registering all 2,854,070 warrant shares on behalf of the selling stockholders. The warrants shall not be transferable by the selling stockholders other than to a subsidiary of the selling stockholders.
     No offer or sale under this prospectus may be made by a holder of our common stock until that holder has notified us and, if required, we have filed a supplement to this prospectus or an amendment to the registration statement of which this prospectus is a part has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us. We will provide to each named selling stockholder copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted resales of the shares of common stock offered hereby. A holder that sells shares by means of this prospectus will be subject to certain of the civil liability provisions under the Securities Act of 1933, as amended (the “Securities Act”) in connection with such sales and will be bound by the provisions of the registration rights provisions of the warrant agreement that are applicable to such a holder (including certain indemnification rights and obligations).
     The selling stockholders may offer and sell any or all of their warrant shares at any time and from time to time. Because the selling stockholders may offer all or only some portion or none of their warrant shares, we cannot estimate the amount or percentage of common stock that the selling stockholders will hold upon termination of the offering.
     No selling stockholder has held any position, office or other material relationship with us or our predecessors or affiliates during the past three years other than as disclosed in this prospectus with respect to the Alliance.

PLAN OF DISTRIBUTION
     We are registering the warrant shares issuable upon exercise of the warrants issued to the selling stockholders to permit the resale of these warrant shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the warrant shares.
     The warrant shares may not be transferred by the selling stockholders (other than to a subsidiary) until 31 days after the acquisition of warrant shares pursuant to the exercise of a warrant (the “Transfer Date”). Following the applicable Transfer Date, the selling stockholders may sell all or a portion of the warrant shares from time to time directly or through one or more underwriters, broker-dealers or agents. If the warrant shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or selling commissions. The warrant shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders also may resell all or a portion of the warrant shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling warrant shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the warrant shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
     In connection with sales of the warrant shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrant shares in the course of hedging in positions they assume. The selling stockholders may also sell warrant shares short and if such short sale shall take place after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC, the selling stockholders may deliver warrant shares to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge warrant shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrant shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use warrant shares offered in this prospectus to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrant shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrant shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the warrant shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer or agents participating in the distribution of the warrant shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed, to any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
     Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the warrant shares. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of warrant shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of warrant shares involved, (iii) the price at which such warrant shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
     Under the securities laws of some states, the warrant shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the warrant shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     We have agreed to keep the registration statement of which this prospectus is a part effective until the earlier of (i) such time as all warrant shares registered hereby have been sold hereunder and (ii) receipt by the selling stockholders of an opinion of counsel (which may be counsel to us) reasonably satisfactory to the selling stockholders to the effect that all warrant shares can be sold without restriction under the Securities Act.

     There can be no assurance that any selling stockholder will sell any or all of the warrant shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the warrant shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the warrant shares to engage in market-making activities with respect to the warrant shares. All of the foregoing may affect the marketability of the warrant shares and the ability of any person or entity to engage in market-making activities with respect to the warrant shares.
     We will pay all expenses of the registration of the warrant shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the warrant agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act or Exchange Act, that may arise from any written information furnished to us by the selling stockholders, in accordance with the warrant agreement, or we may be entitled to contribution. We will not be paying any underwriting discounts or commissions in this offering.

LEGAL MATTERS
     The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for us by Jones Day.

EXPERTS
     The consolidated financial statements of ACI Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of ACI Worldwide, Inc. and subsidiaries as of December 31, 2008 and for the year ended December 31, 2008, the three-month period ended December 31, 2007 and the year ended September 30, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The audit report on the December 31, 2008 consolidated financial statements contains an explanatory paragraph that refers to the adoption of the Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (now codified as Accounting Standards Codification (ASC) 740, Income Taxes).

WHERE YOU CAN FIND MORE INFORMATION
     We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC. You can also request copies of such documents by contacting our Investor Relations Department at (646) 348-6700 or sending an email to invrel@aciworldwide.com. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ACI. The SEC’s Internet site can be found at http://www.sec.gov.
     We incorporate by reference into this prospectus the following documents. Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 000-25346. We incorporate by reference the following information that has been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 4, 2010;

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2010, March 4, 2010, March 9, 2010, April 29, 2010, May 13, 2010 and June 14, 2010 (other than portions of these documents furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) and our Current Report on Form 8-K/A filed with the SEC on March 16, 2010 (other than portions of this document furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items);

•	the description of our common stock contained in our registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, filed with the SEC on January 9, 1995 and amended by Amendment No. 1 to the Form 8-A, filed with the SEC on March 10, 2005.
     In addition, all filings that we make with the SEC pursuant to the Exchange Act after the initial filing date of the registration statement, of which this prospectus forms a part, and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
     Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
     We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, ACI Worldwide, Inc., 120 Broadway, Suite 3350, New York, New York 10271, telephone: (646) 348-6700.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance
     The following table sets forth the estimated costs and expenses payable by the registrant in connection with the warrant shares being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates pursuant to the instruction to Item 511 of Regulation S-K, except for the SEC registration fee.

SEC Registration Fee	$3,910.16
Accounting Fees and Expenses*	10,000
Legal Fees and Expenses*	20,000
Printing and miscellaneous expenses*	5,000

Total*	$38,910.16

*	Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.
Item 15. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Tenth of the Amended and Restated Certificate of Incorporation of ACI Worldwide, Inc. (“ACI”) provides that ACI shall, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits ACI to provide broader indemnification rights than such law permitted ACI to provide prior to such amendment), indemnify a director or officer of ACI or a person who is or was serving at the request of ACI as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to or is otherwise involved in a civil, criminal, administrative or investigative action suit or proceeding (an “indemnified person”). Article Tenth also provides that expenses incurred by an indemnified person will be paid in advance by ACI; provided, however, that, if the DGCL an advancement of expenses incurred by an indemnified person in his or her capacity as a director or officer will be made only if ACI receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses. The Amended and Restated Certificate of Incorporation also authorizes ACI to maintain officer and director liability insurance, and such a policy is currently in effect.
     ACI has entered into Indemnification Agreements with each of its executive officers and certain other employees. Under the Indemnification Agreements, ACI agrees to indemnify the employee to the fullest extent permitted by law if the employee was, is or becomes a party to or witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation by reason of (or arising in part out of) any event or occurrence related to the fact that the employee is or was a director, officer, employee, agent or fiduciary of ACI, or any subsidiary of ACI, or is or was serving at the request of ACI as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the employee while serving in such capacity. ACI also agrees, to the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, the employee will be covered by such policies as to provide the employee the same rights and benefits as are accorded to the most favorably similarly situated insured.
     The above discussion of the DGCL and our Amended and Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and Amended and Restated Certificate of Incorporation.

Item 16. Exhibits

Exhibit
Number	Description

*4.1	Warrant Agreement, dated as of December 16, 2007, between ACI Worldwide Inc. and International Business Machines Corporation (incorporated by reference to Exhibit 10.2 to ACI Worldwide Inc.’s Transition Report on Form 10-Q filed on February 19, 2008).

*4.2	Warrant Agreement, dated as of December 16, 2007, between ACI Worldwide Inc. and International Business Machines Corporation (incorporated by reference to Exhibit 10.3 to ACI Worldwide Inc.’s Transition Report on Form 10-Q filed on February 19, 2008).

5.1	Opinion of Jones Day as to the shares being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Jones Day (included in exhibit 5.1).

**24.1	Power of Attorney.

*	Incorporated by reference

**	Previously filed

Item 22. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          a. To include any prospectus required by Section 10(a)(3) of the Securities Act;
          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     PROVIDED, HOWEVER, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or used or its securities provided by or on behalf of the undersigned registrant; and
          d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elkhorn, State of Nebraska, on July 15, 2010.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
	President, Chief Executive Officer and Director	July 15, 2010
/s/ Philip G. Heasley	(Principal Executive Officer)
Philip G. Heasley
/s/ Scott W. Behrens	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 15, 2010
Scott W. Behrens

*	Chairman of the Board of Directors and Director	July 15, 2010
Harlan F. Seymour

*	Director	July 15, 2010
Jan H. Suwinski

*	Director	July 15, 2010
John D. Curtis

*	Director	July 15, 2010
John M. Shay Jr.

*	Director	July 15, 2010
Alfred R. Berkeley

*	Director	July 15, 2010
John E. Stokely

*	Director	July 15, 2010
James C. McGroddy

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to this Registration Statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

ACI WORLDWIDE, INC.
By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

*4.1	Warrant Agreement, dated as of December 16, 2007, between ACI Worldwide Inc. and International Business Machines Corporation (incorporated by reference to Exhibit 10.2 to ACI Worldwide Inc.’s Transition Report on Form 10-Q filed on February 19, 2008).

*4.2	Warrant Agreement, dated as of December 16, 2007, between ACI Worldwide Inc. and International Business Machines Corporation (incorporated by reference to Exhibit 10.3 to ACI Worldwide Inc.’s Transition Report on Form 10-Q filed on February 19, 2008).

5.1	Opinion of Jones Day as to the shares being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Jones Day (included in exhibit 5.1).

**24.1	Power of Attorney.

*	Incorporated by reference

**	Previously filed